UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2016

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32975 (Commission File Number)	20-4748747 (I.R.S. Employer Identification No.)

55 East 52nd Street New York, New York 10055 (Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 15, 2016, Evercore Partners Services East L.L.C. (the “Borrower”), a wholly-owned subsidiary of Evercore Partners Inc. (the “Company”), entered into a Modification Agreement (the “Amendment Agreement”) and Third Amended and Restated Promissory Note (the “Promissory Note”), amending the terms of the Borrower’s line of credit with First Republic Bank (“FRB”) under the Loan Agreement dated as of June 27, 2013 (as amended, the “Loan Agreement”).

In connection with FRB’s consent to the Borrower being a guarantor under the $120 million senior credit facility that the Company entered into with Mizuho Bank, Ltd. (formerly known as Mizuho Corporate Bank, Ltd.) (“Mizuho”) on November 2, 2015, the Company agreed to a reduction in the principal amount of commitments available under the line of credit to $50 million. Proceeds of drawings under the facility may continue to be used for working capital and general corporate purposes (including, but not limited to, the repurchase of the Company’s stock from time to time). In addition, the Amendment Agreement modifies the Loan Agreement to impose similar financial covenants as we agreed to in the $120 million senior credit facility with Mizuho, including (i) a Minimum Consolidated Tangible Net Worth (as defined in the Amendment Agreement) of at least 60% (in the case of the first and second fiscal quarters of the Company during each fiscal year) or 70% (in the case of the third and fourth fiscal quarters of the Company during each fiscal year) of the Target Net Worth Amount (as defined in the Amendment Agreement), (ii) a Minimum Unencumbered Liquid Asset Ratio (as defined in the Amendment Agreement) of 1.40 to 1.0 and (iii) a Maximum Consolidated Leverage Ratio (as defined in the Amendment Agreement) of 1.0 to 1.0. The Amendment Agreement also modifies certain reporting requirements included in the Loan Agreement.

The line of credit continues to be guaranteed by the Company’s subsidiaries Evercore LP and Evercore Group Holdings L.P. and continues to be secured by (i) cash and cash equivalents of the Borrower held in a designated account with FRB, (ii) certain of the Borrower’s intercompany receivables and (iii) certain third party accounts receivable of the Company’s broker-dealer subsidiary Evercore Group L.L.C. Outstanding amounts under the facility remain subject to a borrowing base based on a percentage of certain eligible receivables and certain cash and cash equivalents.

Drawings under the facility continue to bear interest at the prime rate as published in The Wall Street Journal. The facility may be renewed or extended as mutually agreed by the Borrower and FRB. The facility may be terminated by the Borrower at any time (subject to repayment of amounts outstanding plus accrued interest and fees).

The descriptions of the Amendment Agreement and the Promissory Note set forth herein are summary in nature and are qualified in their entirety by reference to the full text of documents, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Modification Agreement, dated as of January 15, 2016, between Evercore Partners Services East L.L.C., as borrower, and First Republic Bank, as lender.

10.2	Third Amended and Restated Promissory Note, dated as of January 15, 2016, made by Evercore Partners Services East L.L.C., as borrower.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/s/ Robert B. Walsh
Name:	Robert B. Walsh
Title:	Chief Financial Officer

Dated: January 22, 2016

Exhibit Index

Exhibit No.	Description

10.1	Modification Agreement, dated as of January 15, 2016, between Evercore Partners Services East L.L.C., as borrower, and First Republic Bank, as lender.

10.2	Third Amended and Restated Promissory Note, dated as of January 15, 2016, made by Evercore Partners Services East L.L.C., as borrower.